                                                                    Exhibit 12

U.S. Can
Ratio of Earnings to Fixed Charges

                                                                                Historical
                                        ------------------------------------------------------------------------------------------
                                                                                                       As of and for the First
                                                   As of and for the Fiscal Year Ended                    Nine Months Ended
                                        ---------------------------------------------------------- -------------------------------
                                                               December 31,                          October 1,      October 3,
                                            1999           1998            1997          1996           2000            1999
                                        -------------- -------------- --------------- ------------ --------------- ---------------
Pretax Income                                 37.1          (13.2)          (46.7)        29.0            25.9            30.7
Add:     Fixed Charges                        32.1           37.8            41.9         32.2            28.4            24.5
Less:    Interest Capitalized
         Preferred Stock Dividend
              Requirements of majority
              owned unconsolidated subs
                                        -------------- -------------- --------------- ------------ --------------- ---------------
         Total                                69.2           24.6            (4.8)        61.2            54.3            55.2
Fixed Charges
         Total Interest, including
              capitalized interest            28.7           33.2            36.9         28.4            24.6            21.8
         Amortization of Deferred
              Financing Costs                  1.2            1.8             1.7          1.4             1.2             0.9
         Interest component of rent            2.2            2.8             3.3          2.4             2.6             1.8
         Preferred Stock Dividend
              Requirements of majority
              owned unconsolidated subs          -
                                        -------------- -------------- --------------- ------------ --------------- ---------------
         Total Fixed Charges                  32.1           37.8            41.9         32.2            28.4            24.5
Ratio of Earnings to Fixed Charges             2.2            0.7            (0.1)         1.9             1.9             2.3
Earnings Required to Equal 1.00                              13.2            46.7


                                                     Pro Forma
                                         ---------------------------------
                                                              9 Months
                                            Year Ended         Ended

                                            December 31,     October 1,
                                               1999             2000
                                         ----------------- ---------------
Pretax Income                                    18.1            10.4
Add:     Fixed Charges                           74.8            57.8
Less:    Interest Capitalized
         Preferred Stock Dividend
              Requirements of majority
              owned unconsolidated subs         (18.3)          (14.6)
                                         ----------------- ---------------
         Total                                   74.6            53.6

Fixed Charges
         Total Interest, including
              capitalized interest               50.4            39.2
         Amortization of Deferred
              Financing Costs                     3.8             1.4
         Interest component of rent               2.3             2.6
         Preferred Stock Dividend
              Requirements of majority
              owned unconsolidated subs          18.3            14.6
                                         ----------------- ---------------
         Total Fixed Charges                     74.8            57.8
Ratio of Earnings to Fixed Charges                1.0             0.9
Earnings Required to Equal 1.00                                   4.2